HealthEquity Reports Year-End Sales Metrics
Custodial Assets of $8.1 billion, up 19% year-over-year, HSA Members up 17%
Draper, Utah – February 6, 2019 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), one of the nation's largest health savings account ("HSA") custodians, today announced HSA Member and custodial assets as of its fiscal year ended January 31, 2019.
The total number of HSAs for which it serves as a non-bank custodian ("HSA Members") as of January 31, 2019 was 4.0 million, an increase of 17%, from 3.4 million as of January 31, 2018. Total custodial assets held by HSA Members as of January 31, 2019 was $8.1 billion, an increase of 19% from $6.8 billion a year earlier.
Jon Kessler, President and CEO of HealthEquity, commented, “Excluding acquisitions, the team opened 674,000 new HSAs, a new record, helping our HSA Members add $1.3 billion in custodial assets during fiscal 2019. With more than $8 billion in custodial assets and 4 million HSA members, we believe HealthEquity has once again outpaced competitors and gained market share. Proprietary platform, remarkable purple service and unmatched ability to connect health and wealth position HealthEquity to lead the HSA market as it continues its strong, steady growth.”
HSA Members (unaudited)

				% change from	% change from
	January 31, 2019	January 31, 2018	January 31, 2017	2018 to 2019	2017 to 2018
HSA Members	3,994	3,403	2,746	17%	24%
Average HSA Members - Year-to-date	3,608	2,952	2,339	22%	26%
Average HSA Members - Quarter-to-date	3,813	3,189	2,519	20%	27%
New HSA Members - Year-to-date	679	723	703	(6)%	3%
New HSA Members - Quarter-to-date	341	404	422	(16)%	(4)%
Active HSA Members	3,241	2,863	2,378	13%	20%
HSA Members with investments	163	122	66	34%	85%
Custodial assets (unaudited)

				% change from	% change from
(in thousands, except percentages)	January 31, 2019	January 31, 2018	January 31, 2017	2018 to 2019	2017 to 2018
Custodial cash	$6,428	$5,489	$4,380	17%	25%
Custodial investments	1,670	1,289	659	30%	96%
Total custodial assets	$8,098	$6,778	$5,039	19%	35%
Average daily custodial cash - Year-to-date	$5,586	$4,571	$3,661	22%	25%
Average daily custodial cash - Quarter-to-date	$5,837	$4,876	$3,855	20%	27%
Business outlook
For the year ended January 31, 2019, the Company revised its previously provided outlook as follows:

•	Revenue in the range of $284 million and $287 million;

•	Net income in the range of $70 million and $73 million;

•	Adjusted EBITDA in the range of $115 million and $118 million;

•	Non-GAAP net income in the range of $72 million and $75 million; and

•	Non-GAAP net income per diluted share range between $1.13 and $1.17.
Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 24%, and the impact of excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09. Non-GAAP net income per diluted share outlook is based on an estimated 64.0 million diluted weighted-average shares outstanding.
The Company also provided fiscal year 2020 revenue guidance in the range of $333 million to $339 million.
A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial table at the end of this release.

Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Wednesday, February 6, 2019. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 7378158. A live webcast of the conference call will also be available on the investor relations section of the company's website at ir.HealthEquity.com.
About HealthEquity
HealthEquity connects health and wealth, delivering health savings account (HSA), 401(k) and other consumer driven health and retirement solutions in partnership with over 45,000 employers and 141 health, retirement and other benefit plan providers nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian of $8.1 billion in assets for 4.0 million HSA members nationwide. For more information, visit www.HealthEquity.com.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	recent and potential future cybersecurity breaches of our platform and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	our ability to develop and implement updated features for our platform and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com

Reconciliation of net income outlook to adjusted EBITDA outlook

Outlook for the year ending
(in millions)	January 31, 2019
Net income	$70 - 73
Income tax provision	~ 2
Depreciation and amortization	~ 12
Amortization of acquired intangible assets	~ 6
Stock-based compensation expense	~ 21
Other	~ 4
Adjusted EBITDA	$115 - 118
Reconciliation of net income outlook to non-GAAP net income

Outlook for the year ending
(in millions, except per share data)	January 31, 2019
Net income	$70 - $73
Stock compensation, net of tax (1)	~ 16
Excess tax benefit due to adoption of ASU 2016-09	~ (14)
Non-GAAP net income	$72 - $75
Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	64
Non-GAAP net income per diluted share	$1.13 - $1.17
(1) The Company used an estimated statutory tax rate of 24% to calculate the net impact of stock-based compensation expense.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
HSA Member	An HSA for which we serve as custodian.
Active HSA Member
An HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.

Custodial cash assets	Deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner.
Custodial investments	HSA Members' investments in mutual funds through our custodial investment fund partner.
Employer Partner	Our employer clients.
Health Plan and Administrator Partner	Our Health Plan and Administrator clients.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.